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                                                                   EXHIBIT 10.16

                                                           [ENGLISH TRANSLATION]

PREPARED UNDER THE SUPERVISION OF HUAXIA BANK HEADQUARTERS

                        MAXIMUM AMOUNT GUARANTEE CONTRACT

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                   SHIJIAZHUANG BRANCH, HUAXIA BANK CO., LTD.

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                        MAXIMUM AMOUNT GUARANTEE CONTRACT

                                                    No. : 0311006012005048 Bao 1

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Party A (Guarantor):          Baoding Tianwei Baobian Electric Co., Ltd.

Address:                      318 Jiangcheng Road, Baoding

Zip Code:                     071056

Legal Representative:         Ding Qiang

Telephone:                    0312-3308895

Fax:                          0312-3308895

Basic Account Opening Bank:   Industrial and Commercial Bank of China, Baoding
                              Sub-branch Office

Bank Account:                 0409003809221002578-002

Party B (Creditor):           Huaxia Bank Co., Ltd., Shijiazhuang Branch

Address:                      48, Zhongshan West Road

Zip Code:                     050000

Legal Representative/
Responsible Person:           Mo Rongfen

Telephone:                    87899120

Fax:
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          In accordance with the relevant provisions of the Guarantee Law of the
People's Republic of China, Party B will enter into several business contracts with the debtor under the master contract (the "Master Contract"), Baoding Tianwei Yingli New Energy Resources Co., Ltd. (the "Debtor"), during the period set forth in this contract (this "Contract"), and Party A is willing to provide a guarantee to Party B with respect to all creditor's rights under such business contracts to the extent of the maximum amount of credit claim. Party A and Party B hereby enter into this contract through consultation.

                                    ARTICLE I

        TYPE, AMOUNT AND PERIOD OF THE GUARANTEED PRINCIPAL CREDIT CLAIM

          1.1 The choice of the Master Contract under this Contract shall be as follows:

     __________________ (No.:______) [INFORMATION MISSING IN THE ORIGINAL DOCUMENT] entered into by Party B and the Debtor, such contract and the specific business contracts thereunder shall constitute the Master Contract of this Contract.

     Several Letter of Credit Issuance Contracts and Loan Contracts entered into by Party B and the Debtor during the period set forth herein shall constitute the Master Contract of this Contract.

          1.2 The business type of the principal credit claim guaranteed by Party A shall be the same as set forth in the Master Contract.

          1.3 The maximum amount of the principal of the principal credit claim guaranteed hereunder shall be in Renminbi (currency) Thirty Eight Million Yuan (in words) (among which, the business amount in any other currency shall be converted based on the exchange rate quoted by Party B on the occurrence date of such business).

          1.4 The execution date for any specific business contract guaranteed hereunder shall be from August 24, 2005 to August 23, 2006.

          1.5 The Debtor's debt performance period shall be within the meaning set forth in the Master Contract. If Debtor repay its debt in installments pursuant to the Master Contract, the maturity date for each debt shall be the expiration date of the performance period of such debt; If the Creditor declares pursuant to the Master Contract that any debt becomes mature prior to its maturity date, the premature date shall be the expiration date of the performance period of such debt.


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                                   ARTICLE II

                               SCOPE OF GUARANTEE

          2.1 The scope of guarantee provided by Party shall cover the principal and interest of the credit claim under the Master contract, default interest, fine, compound interest, liquidated damages, damages, expenses incurred in connection with the realization of the credit claim by Party B (including, but not limited to, litigation fees, arbitration fees, preservation fees, public announcement fees, evaluation fees, appraisal fees, auction fees, travel expenses, telecommunication expenses and attorney's fees) and all other fees payable by the Debtor.

                                   ARTICLE III

                                FORM OF GUARANTEE

          3.1 The guarantee provided by Party A shall be a joint and several liability guarantee. In the event that the Debtor fails to perform its repayment obligation under the Master Contract, Party B shall have the right to directly seek indemnification from Party A, and Party A shall immediately satisfy the credit claim under the Master Contract to Party B.

                                   ARTICLE IV

                                GUARANTEE PERIOD

          4.1 The guarantee period for Party A to bear its liabilities shall be two (2) years, i.e., two (2) years from the expiration date of the debt performance period of the Debtor set forth in the Master Contract. The guarantee period under each business contract (or agreement) shall be calculated separately.

          4.2 The "expiration date of the debt performance period of the Debtor set forth in the Master Contract" described above shall include the maturity date in the case of repayment of debt in installments by the Debtor; and the debt premature date declared by the Creditor pursuant to the Master Contract.

          4.3 If the business contemplated by the Master Contract is letter of credit, bank acceptance draft, guarantee or guarantee for delivery of goods, the guarantee period shall be two (2)


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years from the advance date; if the advance is made in installments, the guarantee period shall be calculated from each advance date.

                                    ARTICLE V

                        PARTY A'S RIGHTS AND OBLIGATIONS

          5.1 Party A is a legal entity incorporated and validly existing in accordance with law, has the capacity to act as guarantee and make repayment on behalf of the debtor as provided in law, and is will to bear and perform the liabilities under the guarantee to the extent of the assets owned by it or of which it has the right to dispose.

          5.2 Party A hereby guarantees that the execution of this Contract has been approved by its superior competent authority or the power organ of the company, such as the Board of Directors, and it has obtained all necessary authorization.

          5.3 Party A hereby guarantees that the execution and performance of this Contract does not violate any stipulations or provisions by which Party A or any of its assets is bound, any guarantee agreement or other agreement between Party A and any other party, or any other instrument, agreement or covenant by which Party A is bound.

          5.4 All documents and materials provided by Party A to Party B shall be true, accurate, legal and effective.

          5.5 Party A is aware of and consents to all provisions of the Master contract, and is will to provide the guarantee to the Debtor and guarantees that it will perform the repayment obligation on behalf of the Debtor pursuant to this Contract.

          5.6 If the Master Contract covered by this Contract is a Bank Acceptance Agreement, Party A guarantees that Party A's guarantee liabilities to Party B hereunder shall not be affected by any dispute relevant or irrelevant to any notes between the Debtor and the holder, endorser or any other party of the acceptance draft.

          5.7 In the event that there is any guarantee under the Master Contract other than the guarantee provided hereunder, Party A's guarantee liabilities to Party B shall not be affected, or released or reduced, by the guarantee provided by any other guarantor, nor will Party A's performance of such guarantee liabilities be subject to any claim made or litigation/arbitration/enforcement brought by Party B against any other guarantor.

          5.8 Party A hereby guarantees that it will not provide any guarantee in any other form to any third party beyond its guarantee capacity during the effective term hereof.

          5.9 Party A hereby guarantees that, during the effective term hereof, it shall provide its financial statements, including balance sheet and statements of income and cash flow,


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upon request by Party B, and accept the investigation and supervision of its operation activities and financial position by Party B.

          5.10 During the effective term hereof, in the event of any change in its operation model, nature or legal status, such as contractual operation, lease, custody, asset restructuring, debt restructuring, joint-stock restructuring, joint operation, merger (or consolidation), split-off, title transfer of consideration, joint venture (or cooperation), decrease in registered capital, or petition for winding-up, dissolution (or revocation) or bankruptcy, Party A shall notify Party B in writing at least thirty (30) days prior to such change, and bear all liabilities under the guarantee set forth herein;

          5.11 During the effective term hereof, in the event of any change in its nature or legal status, such as declaration of winding-up, close-down, dissolution (revocation) or petition for bankruptcy, or any other circumstance that would have an adverse effect on its normal operation or deprive it of its guarantee capacity, Party A shall notify Party B in writing at least three (3) days prior to such change;

          5.12 Party A shall notify Party B of any change in its address, name or legal representative within seven (7) days after such change.

                                   ARTICLE VI

                        PARTY B'S RIGHTS AND OBLIGATIONS

          6.1 Party B shall have the right to request, from time to time, Party A to provide its financial reports, financial statements and other materials reflecting its operation situation and creditworthiness.

          6.2 In the event that the Debtor fails to make any repayment upon expiration of the debt performance period set forth in the Master Contract (including the expiration of each debt due in installments comprising the principal credit claim or premature date of the debt which has been declared mature by the Creditor prior to its maturity), Party B shall have the right to request Party A to bear the joint and several liabilities under the guarantee pursuant to this Contract.

          6.3 In the event that Party B has any other guarantee over the credit claim under the Master Contract, Party B shall have the right to first exercise its rights hereunder, and request Party A to bear its joint and several liabilities under the guarantee.

          6.4 In the event that Party A fails to bear its liabilities pursuant to this Contract, Party B shall have the right to directly deduct and collect any amount payable by Party A from the account opened by Party A with any business organization of Huaxia Bank. In the event of any such deduction from Party A's account by Party B, if the currency of such account is different from that of the principal credit claim, the amount concerned shall be converted based on the exchange


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rate published by Party B on the date on which such deduction has been made.

          6.5 Party B shall not be required to notify Party A of its execution of any specific business contract (agreement) with the Debtor.

                                  ARTICLE VII

                              LIABILITY FOR BREACH

          7.1 Upon effectiveness of this Contract, Party A and Party B shall perform their obligations under this Contract. In the event that any party fails to perform, in whole or in part, any obligation provided hereunder, such party shall be liable for the relevant breach and indemnify the other party against any losses suffered by the other party.

                                  ARTICLE VIII

                            EFFECTIVENESS OF CONTRACT

          8.1 This Contract shall become effective on the date on which the parties have executed this Contract.

          8.2 The validity of this Contract shall be independent from the validity of the Master Contract. This Contract shall not be invalid as a result of the invalidity of the Master Contract. If the Master Contract is held invalid, Party A shall be liable for any indebtedness incurred in connection with the return of property or indemnification for damages by the Debtor.

                                   ARTICLE IX

                     AMENDMENT TO AND DISCHARGE OF CONTRACT

          9.1 Upon effectiveness of this Contract, neither Party A nor Party B shall amend or discharge this Contract without authorization.

          9.2 Party B and the Debtor may amend the Master Contract without the consent of Party A, except for any renewal thereof or any increase in the amount of the principal credit claim.

          9.3 In the event that the principal credit claim under this Contract falls into the category of advance payment by letter of credit, Party A hereby confirms that, if the applicant of the letter of credit and Party B agree to amend the letter of credit, and the amount under the


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amended letter of credit (excluding interest, liquidated damages, damages and other relevant expenses) does not exceed the sum of the amount of the letter of credit and exceeded amount provided under the relevant Master Contract, such amendment shall be deemed to have been approved by Party A ( regardless of any change whatsoever in the amount or any other provision of the letter of credit), this Contract shall remain valid, and Party A shall continue to bear its several and joint liabilities under the guarantee.

                                    ARTICLE X

                               DISPUTE RESOLUTION

          10.1 Any dispute arising from the performance of this Contract shall be settled through consultation. If no settlement can be reached through such consultation, the parties may choose the following method to solve such dispute:

     to bring an action before the People's Court in the jurisdiction in which Party B is located.

     to submit the dispute to _____________ [INFORMATION MISSING IN THE ORIGINAL DOCUMENT] arbitration commission for arbitration.

                                   ARTICLE XI

                                  MISCELLANEOUS

          11.1 During the effective term hereof, if Party B has not been notified in writing of the change in Party A's legal person name, legal representative or address, all instruments sent to Party A by Party B based on the information set forth herein shall be deemed to have been sent and given.

          11.2 Other matters as agreed by the parties:

          This guarantee shall not be affected by any amendment, supplement or change to any loan contract by the borrower and lender, so long as there is no increase in the amount guaranteed by the guarantor.

          11.3 This Contract shall be prepared in five copies with Party A holding one (1) copy, Party B holding two (2) copies and the borrower holding two (2) copies, all of which shall have equal legal validity.

          11.4 The relevant exhibits to this Contract shall be a part of this Contract, and shall have the same legal validity as this Contract.


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          11.5 Party B has taken reasonable measures to draw the attention of
Party A to the terms hereof with respect to the release or restriction of its liabilities, and has given a full explanation of the relevant terms at the request of Party A; and Party A and Party B have no different opinions as to the understanding of all terms hereof.

Party A: Baoding Tianwei Baobian
         Electric Co., Ltd.             (Seal)


Legal Representative:                   /s/ Jing Chongyou
(or Attorney-in-fact)                   ----------------------------------------
                                        (Signature)

September 6, 2005


Party B Huaxia Bank Co., Ltd.,
        Shijiazhuang Branch

Legal Representative/
Chief Responsible Person:               /s/ Mo Chongfen
(or Attorney-in-fact)                   ----------------------------------------
                                        (Signature or Seal)

September 6, 2005


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